UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015 zulily, inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36188	27-1202150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Elliott Avenue, Suite 200
Seattle, Washington		98121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 779-5614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2015, zulily, inc. (the “Company”) held its 2015 Annual Meeting of Stockholders at the offices of Cooley LLP located at 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2015 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified voting results.

Proposal No. 1. Stockholders elected each of the three nominees for Class II director to serve until the Company’s 2018 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. The final voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Mike Gupta	609,885,236	155,222	12,065,051
Youngme Moon	609,756,883	283,575	12,065,051
Spencer Rascoff	609,735,554	304,904	12,065,051

Proposal No. 2. Stockholders ratified the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2016. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
621,626,252	435,929	43,328	—

Proposal No. 3. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
609,309,152	701,921	29,385	12,065,051

Proposal No. 4. Stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. The final voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
31,328,574	902,948	577,785,077	23,859	12,065,051

Based on these voting results and in accordance with the previous recommendation of the Company’s Board of Directors, the Company has determined that it will include a stockholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials once every three years until the next required vote on the frequency of stockholder advisory votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

zulily, inc.

Dated: May 15, 2015
	By:	/s/ Tad Larsen
Tad Larsen
Vice President of Accounting
(Principal Financial and Accounting Officer)